SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant |X|
     Filed by a party other than the registrant  |_|
     Check the appropriate box:
|_|  Preliminary proxy statement             |_|  Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14a-6(e)(2))
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate amount of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11:1

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials:
                                                    ----------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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1    Set forth the amount on which the filing fee is calculated and state how it was determined.

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                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     to be held Thursday, December 18, 2003

TO THE STOCKHOLDERS OF NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of New Millennium Media International, Inc., will be held on Thursday, December 18, 2003 at the hour of 9:00 a.m. eastern standard time at 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695 for considering and acting upon:

     1. A proposal to amend the Company's Restated Articles of Incorporation to effect an increase in the number of authorized $0.001 par value common stock from 15,000,000 authorized common shares to 150,000,000 authorized common shares. The par value will remain at $0.001 per share; and

     2. Such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on November 3, 2003 will be entitled to notice of and to vote at the Special Meeting or any adjournment(s) thereof. For a period of at least ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting will be open to examination by any stockholder during ordinary business hours at the offices of the Company, 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695.

Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the Special Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                   By Order of the Board of Directors

                                   /s/ John Thatch
                                   ----------------------------------
                                   John "JT" Thatch, President/CEO/Director

Safety Harbor, Florida
October 30, 2003

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY INTENDING TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                                 PROXY STATEMENT

                                  INTRODUCTION

This proxy statement is furnished to stockholders of New Millennium Media International, Inc., a Colorado Corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting of Stockholders to be held at 9:00 a.m., eastern standard time on Thursday, December 18, 2003, located at 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695 (the "Special Meeting") and at any adjournment(s) thereof. The Special Meeting is being held for the purpose of considering and acting upon:

     1. A proposal to amend the Company's Restated Articles of Incorporation to effect an increase in the number of authorized $0.001 par value common stock from 15,000,000 authorized common shares to 150,000,000 authorized common shares. The par value will remain at $0.001 per share; and

     2. Such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

The date of this Proxy Statement is October 30, 2003. This proxy Statement is first being mailed to the Company's stockholders on or about such date.

The Company's principal offices are located at 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695. Its telephone number is (727) 797-6664.

VOTING AT THE MEETING

Only holders of record of the Company's common stock, par value $0.001 per share (the "Common Stock"), outstanding at the close of business on November 3, 2003 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and at any adjournment(s) thereof. As of the close of business on the Record Date, 11,613,728 shares of Common Stock were outstanding and entitled to vote at the Special Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of Common Stock are based on such number of shares outstanding. Each share of common Stock is entitled to one vote.

The presence, in person or by proxy, of holders of one third of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present. A record holder of shares who competes and properly signs the accompanying proxy card and returns it to the Company will have their shares voted as directed on the proxy card. If a stockholder attends the Special Meeting, that stockholder may vote his or her shares by completing a ballot at the Special Meeting. The Company will have ballots available at the Special Meeting for stockholders who choose to vote their shares in person.

Many stockholders hold their shares of Common Stock in "street name," which means that the shares are registered in their brokers', banks', or other nominee holders' names rather than in the stockholders' own names. The street name holder should provide to those stockholders, along with these proxy solicitation materials that the Company has provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, the stockholder may direct their street name holder how to vote the stockholder's shares. Alternatively, if a stockholder wants to vote their street name shares at the Special Meeting, the stockholder must contact their broker directly in order to obtain a proxy issued to the stockholder by their nominee holder. A broker letter that identifies the stockholder as a stockholder is not the same as a broker-issued proxy. If the stockholder fails to bring a nominee-issued proxy to the Special Meeting, the stockholder will not be able to vote their nominee-held shares at the Special Meeting.

If a stockholder holds shares in street name through a broker or other nominee, the broker or nominee will not be permitted to exercise voting discretion with respect to approval of the increase in number of authorized common shares. Thus, if a stockholder does not give a broker or nominee specific instructions, the shares may not be voted on the proposal for the increase in number of authorized common shares and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum present at the Special Meeting.

The affirmative vote of a majority of the issued and outstanding shares of Common Stock on the Record Date is required to approve the increase in number of authorized common shares. Abstentions and broker non-votes will have the same effect as a vote against the increase in number of authorized common shares.

All shares of Common Stock represented by properly executed and unrevoked proxies will be voted at the Special Meeting in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted "for" (i) the proposed increase in number of authorized common shares; and (ii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Special Meeting. The Company does not know of any matters, other than those described in the Notice of Special Meeting of Stockholders, which will come before the Special Meeting.

A stockholder of the Company who executes and returns a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by (i) executing a later date proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Special Meeting, (ii) giving written notice of the revocation to the Secretary of the Company prior to the vote at the Special Meeting or (iii) appearing in person at the Special Meeting and voting in person the shares to which the proxy relates. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: New Millennium Media International, Inc., 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695, Attention: Secretary.

PROXY SOLICITATION EXPENSES

The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company who will receive no additional compensation for doing so. The Company may reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy material to the beneficial owners of the Common Stock held by them as stockholders of record.

                             OWNERSHIP OF SECURITIES

The following table sets forth certain information as of October 27, 2003, regarding beneficial ownership of our issued common stock by (i) each shareholder known by us to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each of our directors and (iii) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock issuable upon exercise of options and warrants have not been included in this table.

Name and Address                  Amount and Nature         Percent of Class (1)
of Beneficial                     of Beneficial
Owner                             Ownership
----------------                  -------------             --------------------
John Thatch                         1,333,688                       11%
President/CEO
and Director

Swartz Private Equity, LLC            900,000(2)                     8%

Officers, Directors                 1,333,688                       11%

(1) Based upon 11,613,728 outstanding shares of common stock. This number of outstanding shares of common stock included shares held in "street name," which means that the shares are registered in their brokers', banks', or other nominee holders' names rather than in the stockholders' own names. Any shareholder whose shares are held in "street name" and who owns 5% or more of the outstanding common stock are not known to the Company and not included in this list.
(2) The Swartz shares have been issued, but not delivered. They are currently held in escrow by the Company pending the Company put to Swartz as per the Equity Line Closing contract between the Company and Swartz.

                                   PROPOSAL 1

                  APPROVAL OF AMENDMENT TO EFFECT REVERSE SPLIT

The Board of Directors believes that the best interests of the Company and its stockholders will be served by amending the Company's Restated Articles of Incorporation to effect an increase in number of authorized common shares from 15,000,000 to 150,000,000 and retain the par value at $0.001 per share. The Board of Directors has adopted, and proposes that the Company's stockholders approve, the increase in number of authorized common shares. Except as otherwise indicated, all per share information in this proxy statement is presented without giving effect to the increase in number of authorized common shares.

If the stockholders approve the increase in number of authorized common shares, the amendment will become effective upon the filing of an amendment to the Company's Restated Articles of Incorporation with the Secretary of State of
Colorado. The Company is currently authorized to issue 15,000,000 shares of Common Stock.

The proposed increase in number of authorized common shares will not affect any stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder. The proposed increase in number of authorized common shares will not affect the total shareholders' equity of the Company or any components of shareholders' equity as reflected on the financial statements of the Company. There would be no increase or decrease in the Company's "stated capital" account (outstanding shares multiplied by par value) or "capital in excess" account (excess of the Company's net assets over the Company's stated capital). In addition to the number of authorized and outstanding share of Common Stock, the Company will need to adjust the historical earnings per share on its financial statements. No other adjustment will be required in the Company's financial statements as a result of the number of issued and outstanding shares of capital stock.

PURPOSE OF THE INCREASE OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

The Company management believes that additional funding is necessary for operational expenses and to fund the final stages of development of the OnScreen technology. This additional funding is best obtained through a limited number of investors who chose to participate in NMMI through equity investments.

The OnScreen is a new technology that allows the manufacture of large-scale LED (light emitting diode) video displays with dramatic improvements in cost and performance (hereafter referred to as "OnScreen"). NMMI signed an exclusive licensing agreement with the inventor of this new technology. NMMI will continue to participate in the research and development of the OnScreen and will have the exclusive worldwide marketing rights to sell or license the technology. A phase one working prototype model for this technology has been successfully completed and the development team has recently successfully completed fabrication of a larger, true-to-scale, prototype of the OnScreen display technology. In further support of ongoing research and development of this innovative technology, NMMI formed an OnScreen Scientific Advisory Board consisting of six nationally recognized scientific technologic individuals in the field of science and technology headed by David Pelka, all of whom have earned at least one Doctor of Philosophy degree in a scientific discipline relating to LED. This new technology is expected to create a broad range of products with better resolution and brighter pictures that are visible in direct sunlight. In addition, the new LED technology produces an advantage that is not available in today's marketplace: a more lightweight, pliable display that can fit any application.

The Company believes that the increase in number of authorized common shares of capital stock. will have little or no effect on the current minimum bid price of the common stock. There can be no assurance, however, that the increase in number of authorized common shares will not result in any change in the price of the Common Stock or that, if the price of the Common Stock does decrease as a result of the increase in number of authorized common shares, the amount of such decrease.

Further, the Board of Directors believes that the total number of shares currently outstanding is disproportionately small relative to the Company's present market capitalization. Moreover, when such a small number of shares are outstanding, earnings per share is easily affected by a relatively small change in net earnings. If a larger number of shares were outstanding, management would be more likely to see its funding efforts and reflected in the Company's financial statements and ultimately in Company revenue. The Board of Directors also believes that the increase in number of authorized common shares may result in a broader market for the Common stock than currently exists due to the ability to attract additional investors. Nonetheless, there is no assurance that these effects will occur or that the per share price lever of the Common Stock immediately after the proposed Reverse Split will be maintained for any period of time.

AMENDMENT

If the increase in number of authorized common shares is approved, the Restated Articles of Incorporation will be amended by deleting paragraph A of Article II in its entirety and inserting in its place the following:
     "A. COMMON STOCK. The aggregate number of common shares which the corporation shall have the authority to issue is one hundred fifty million (150,000,000), each with $0.001 par value which shares shall be designated as "Common Stock". Subject to all of the rights of the Preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:
          (i) dividends may be declared and paid or set apart for payment on the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;
          (ii) the holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share of common Stock held by him as there are directors to be elected and for whose election the holder of Common Stock has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

          (iii) on the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock."

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

                                 OTHER BUSINESS

Management does not presently know of any matters that may be presented for action at the Special Meeting other than those set forth herein. However, if any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

If you do not expect to be personally present at the Special Meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.

                                    EXHIBITS

Exhibit Number                 Description

31        CEO/CFO  Certification  Pursuant to Section 302 of the  Sarbanes-Oxley
          Act of 2002

32 CEO/CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1      Disclosure of Audit and Non-Audit Services

99.2      Policies and Procedures adopted by the audit committee

99.3      Proxy

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